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                                                                    EXHIBIT 10.2


                         TEMPORARY FORBEARANCE AGREEMENT

                  THIS TEMPORARY FORBEARANCE AGREEMENT (this "AGREEMENT"), dated as of June 28, 2002, as amended March 3, 2003 and November 15, 2004, among Ladenburg Thalmann Financial Services Inc., a Florida corporation (the "COMPANY"), New Valley Corporation, a Delaware corporation ("NEW VALLEY") and Frost-Nevada Investments Trust ("FROST-NEVADA", and together with New Valley, the "HOLDERS") a trust of which Frost-Nevada Limited Partnership ("FROST") is the sole beneficiary. Capitalized terms not otherwise defined herein shall have the meanings specified in the Notes (as defined below).

                  WHEREAS, on May 7, 2001, the Company issued an aggregate of $20,000,000 principal amount of Senior Convertible Promissory Notes due December 31, 2005 (collectively, as amended from time to time, the "Notes") to the Holders and Berliner Effektengesellschaft AG ("BERLINER");

                  WHEREAS, as of November 29, 2002, Frost transferred its Notes to Frost-Nevada;

                  WHEREAS, on March 3, 2003, each of the Holders agreed, among other things, that they would not exercise any rights and remedies they had against the Company in connection with the Company's failure to pay to such Holders their pro rata share of all amounts due to such Holders on the interest payment dates of the Notes commencing March 31, 2004 and continuing through and including December 31, 2004;

                  WHEREAS, as of February 27, 2004, New Valley Capital Corporation, the original holder of the Notes currently held by New Valley, transferred its Notes to New Valley;

                  WHEREAS, on March 29, 2004, the Company repurchased the $1.99 million aggregate principal amount of Notes previously issued to Berliner, plus all accrued interest thereon, for $1.0 million in cash;

                  WHEREAS, the Company has requested, and each of the Holders has agreed, subject to the terms and conditions set forth in this Agreement, for the period commencing on June 28, 2002 and ending on the earlier of May 13, 2005 (the "PAYMENT DATE") or the occurrence of a Termination Event (as defined in Section 3) (the "WAIVER PERIOD"), (i) to waive any Default or Event of Default existing solely as a result of the failure of the Company to pay to such Holder its pro rata share of all amounts due to such Holders on the interest payment dates of the Notes through and including March 31, 2005 (the "FORBEARANCE INTEREST PAYMENTS"), with such interest payments to be made to the Holders on the Payment Date, and (ii) that it shall refrain from exercising its rights and remedies against the Company in connection with the Company's failure to pay such Holder its pro rata share of the Forbearance Interest Payments prior to the Payment Date;


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                  NOW, THEREFORE, in consideration of the premises and the
mutual covenants and agreement of the parties hereinafter set forth, the parties hereto hereby agree as follows:

                  1. WAIVER OF DEFAULT. Each of the Holders hereby waives, until the expiration of the Waiver Period, any Default or Event of Default existing solely as a result of the Company's failure to pay to such Holder such Holder's pro rata share of the Forbearance Interest Payments prior to the Payment Date. The Company acknowledges that interest shall accrue at the rate of 9.0% per annum with respect to Frost-Nevada and 8.0% per annum with respect to New Valley on each Forbearance Interest Payment from the date each such payment is due pursuant to the Notes until all such amounts are paid in full in cash.

                  2. STANDSTILL. Each of the Holders hereby agrees that during the Waiver Period it will not exercise any remedy under the Notes, at law or in equity, which it hereafter may have in respect of any Default or Event of Default resulting solely from the failure of the Company to pay to such Holder its pro rata share of the Forbearance Interest Payments prior to the Payment Date.

                  3. TERMINATION. This Agreement shall terminate upon the earlier of (i) the payment in full to each Holder of its pro rata share of the Forbearance Interest Payments, plus all amounts owing thereon pursuant to the Notes and Section 1 hereof, (ii) the occurrence of an Event of Default (other than in connection with the Forbearance Interest Payments), (iii) the conversion of the Notes pursuant to that certain Amended and Restated Debt Conversion Agreement among the Company and the Holders entered into as of the date of this Agreement and (iv) any repurchase of the Notes pursuant to Section 2 of the Notes; provided, that this Agreement shall only terminate with respect to those Notes actually repurchased from the Holders pursuant to such section (a "TERMINATION EVENT").

                  4. ABSENCE OF WAIVER. The parties hereto agree that, except to the extent expressly set forth herein, nothing contained herein shall be deemed to:

                           (a) be a consent to, or waiver of, any Default or Event of Default; or

                           (b) prejudice any right or remedy which any of the Holders may now have or may in the future have under the Notes or otherwise, including, without limitation, any right or remedy resulting from any Default or Event of Default.

                  5. REPRESENTATIONS. Each party hereto hereby represents and warrants to the other parties that:

                           (a) such party is a corporation or partnership, as applicable, duly organized, validly existing, and in good standing under the laws of the state of its incorporation or formation, as applicable;


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                           (b) the execution, delivery and performance of this
         Agreement by such party is within its corporate or trust powers, as applicable, has been duly authorized by all necessary corporate or trust action, as applicable, has received all necessary consents and approvals (if any shall be required), and does not and will not contravene or conflict with any provisions of law or of the charter or by-laws, or trust agreement, as applicable, of such party or of any material agreement binding upon such party or its property; and

                           (c) this Agreement will be a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

In addition, the Company represents and warrants that to the best of its knowledge, except as set forth herein no Default or Event of Default under the Notes has occurred and is continuing.

                  6. CONTINUING EFFECT, ETC. Except as expressly provided herein, the Company hereby agrees that the Notes shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Holders thereunder and under applicable law are hereby expressly reserved. In addition, the Company hereby agrees that its obligations under this Agreement constitute "Secured Obligations" as defined in the Pledge and Security Agreement, dated as of May 7, 2001, among the Company, New Valley, Berliner and Frost. The Company also hereby agrees that it will apply, to the maximum extent possible, any net proceeds from any public offering by the Company in excess of the amounts invested in the public offering by the Holders to pay to the Holders any amount of the Forbearance Interest Payments then outstanding.

                  7. MISCELLANEOUS.

                  (a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                  (b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

                  (c) This Agreement shall be a contract made under and governed by the laws of the State of New York.

                  (d) All obligations of the Company and rights of the Holders expressed herein shall be in addition to and not in limitation of those provided by applicable law.

                  (e) This Agreement shall be binding upon the Company, the Holders and their respective successors and assigns, and shall inure to the benefit of the Company, the Holders and their respective successors and assigns.

                  (f) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

                  8. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their duly authorized representatives as of the date first above written.


                               LADENBURG THALMANN FINANCIAL
                                 SERVICES INC.


                               By     /s/ CHARLES I. JOHNSTON
                               -----------------------------------------------
                                 Name:  Charles I. Johnston
                                 Title: President and Chief Executive Officer


                               NEW VALLEY CORPORATION


                               By   /s/ RICHARD J. LAMPEN
                               -----------------------------------------------
                                 Name:  Richard J. Lampen
                                 Title: Executive Vice President


                               FROST-NEVADA INVESTMENTS TRUST


                               By    /s/ PHILLIP FROST
                               -----------------------------------------------
                                 Name:  Phillip Frost, M.D.
                                 Title: Trustee




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